Exhibit 10.3

PROMISSORY NOTE

Phoenix, Arizona	October 6th, 2004

1. BORROWER'S PROMISE TO PAY. For value received, 3Pea Technologies, Inc., a Nevada corporation, 3068 E. Sunset Road, Suite 3, Las Vegas, Nevada 89120 ("Maker"), promises to pay to Cynthia Korte, 6929 N. Hayden Road, C-4 PMB 487, Scottsdale, AZ 85250, or Order, or the holder of this Note ("Payee"), the principal sum of Five Hundred Thousand Dollars and No/100 ($500,000.00), with principal and interest payable in the manner as provided in paragraphs 2 and 3 below.

2. INTEREST. This Note shall bear interest at the annual rate of Eight and One Half percent (8 1/2%) per annum from the above date until all principal and accrued interest have been paid in full. Interest shall be paid in advance for one year at the time of signing of this Note in the sum of $42,500.00. Thereafter, should this Note be renewed for an additional term of one year as provided for in paragraph 3 below, then in such event, interest shall be paid in advance for such additional term at the date of commencement of the second year of this Note. Interest is earned and is non-refundable when paid by Maker to Payee regardless of any prepayment of principal by Maker to Payee.

3. PAYMENT. The principal balance of this Note shall be paid in full on the one year anniversary date of this Note. Notwithstanding the foregoing, the Maker, at Maker's option, shall have the right to extend the time of payment of principal of this Note for an additional term of one year provided that the Maker shall pay the interest in advance for the additional term at the commencement of such additional term as provided in paragraph 2 above.

4. PLACE OF PAYMENT/NOTICE. All payments by Maker to Payee under this Note and all notices required or provided to be sent by any party hereto shall be made to the party entitled to receive payment, or the party to receive notice at their address above. Any party may change its address for purposes of this paragraph by giving written notice of such change of address to the other party in the manner herein provided for giving notice.

5. WAIVER OF PRESENTMENT, NOTICE OF DISHONOR AND PROTEST. Maker waives all rights to require the Payee to do the following things:

A. To demand payment of amounts due (known as "presentment");

B. To give notice that amounts due have not been paid (known as a "notice of dishonor");

C. To obtain an official certification of nonpayment (known as a "protest").

6. DEFAULT.

A. Notice. Should default be made in the payment of any installation of principal or interest when due, Maker shall not be considered in default if payment is received by Payee within five (5) days following receipt of written notice of default by Maker. Should Maker fail to pay this Note in full within such time, then this Note shall bear interest at the rate of eighteen (18%) per cent per annum from the date of default until paid in full.

B. Remedies Upon Default. If Maker is considered to be in default under this Note, Payee shall then have the right to bring suit or take any other action available to enforce payment of this Note upon the Maker.

C. Waivers. No waiver by Payee of any default shall operate as a waiver of any other default. No matter shall be considered waived by implication, or expressly waived unless in writing signed by the Payee. All remedies are cumulative, and not alternative. No right or power of Payee hereunder shall be deemed to have been waived by any act or conduct on the part of Payee, or by any neglect to exercise such right or power, or by any delay in doing so; and every right or power shall continue in full force and effect unless specifically waived or released by an instrument in writing executed by Payee.

7. COLLECTION COSTS. In the event that Payee shall retain or engage an attorney or attorneys' to collect, enforce, or protect its interest with respect to this Note, or as to any collateral securing the Note, the Maker shall pay all of the costs and expenses of such collection, enforcement, or protection, including reasonable attorneys' fees and costs, and the Payee may take judgment for all such amounts, in addition to the unpaid principal balance of the Note and accrued interest thereon.

8. BINDING EFFECT. This Note shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and assigns of the respective parties hereto.

9. APPLICABLE LAW. This Note shall be governed by and construed in accordance with its terms and by the laws and judicial decisions of the State of Arizona, the courts of which state shall have exclusive jurisdiction to enforce this Note.

10. DESCRIPTIVE HEADINGS. The descriptive headings of the paragraphs of this Note have been inserted for convenience of reference only and shall not control or effect the interpretation or construction of any paragraph herein.

11. TIME IS OF THE ESSENCE. Time is of the essence with respect to the performance of all obligations under this Note.

12. GUARANTY. The payment and performance of this Note is guaranteed by Mark R. Newcomer, Erin Newcomer, husband and wife, and Daniel H. Spence, and Elaine Spence, husband and wife, each jointly and individually, Guarantors, the terms of which are set forth in an UNCONDITIONAL CONTINUING GUARANTY OF PAYMENT AND PERFORMANCE, entered into between Guarantors and Payee of even date with this Promissory Note, and which is incorporated herein by reference in its entirety.

MAKER:

3Pea Technologies, Inc.,

By: /s/  Mark R. Newcomer

______________________________

Mark R. Newcomer

 Chief Executive Officer

By: /s/  Daniel H. Spence

______________________________

Daniel H. Spence

 President

UNCONDITIONAL CONTINUING GUARANTY

OF PAYMENT AND PERFORMANCE

For valuable consideration, the undersigned (herein called "Guarantors") jointly and severally unconditionally guaranty the payment and performance of 3Pea Technologies, Inc., a Nevada corporation, 3068 E. Sunset Road, Suite 3, Las Vegas, Nevada 89120, of each and every term and condition of that certain Promissory Note of even date herewith in the face amount of Five Hundred Thousand Dollars and No/100 ($500,000.00), between 3Pea Technologies, Inc. (therein "Maker"), and Cynthia Korte, 6929 N. Hayden Road, C-4 PMB 487, Scottsdale, AZ 85250 (therein "Payee"), in accordance with its terms. The liability of Guarantors and each of them hereunder shall be for the full amount of payment of all principal, interest and costs and attorney's fees for collection of the Note and enforcement of this Guarantee. The obligation of each Guarantor hereunder is independent of the obligation of every other Guarantor hereunder or of any other Guarantor, or of Borrower, and a separate action or actions may be brought and prosecuted against any one or more of the Guarantors hereunder or otherwise, whether action is brought against Borrower or any other Guarantor, or whether Borrower or any other Guarantor be joined in any such action or actions; and Guarantors waive the benefits of any statute of limitations affecting their liability hereunder or the enforcement thereof. Guarantors authorize Cynthia Korte, Payee (herein "Korte"), without notice or demand and without affecting their liability hereunder, from time to time, to reduce the amount of the installments of the above described note and/or to otherwise extend the time for the payment thereof; and Korte may assign this guarantee in whole or in part. Guarantors waive any right to require Korte to proceed against Borrower or to proceed against or exhaust any security held from Borrower or to proceed against any other Guarantor, or to pursue any other remedy in Korte's power whatsoever. Guarantors waive any defense arising by reason of any disability or other defense of Borrower, or by reason of the cessation from any cause whatsoever of the liability of Borrower. Until the above described Note of Borrower to Korte shall have been paid in full, Guarantors shall have no right of subrogation, and each of them does hereby waive any right to enforce any remedy which Korte now has, or may hereafter have against Borrower, and waive any benefit of and any right to participate in any security now or hereafter held by Korte. Guarantors waive all presentments, demands for performance, notices of non-performance, protests, notices of protest, notices of dishonor, and notices of acceptance of this guarantee. It is not necessary for Korte to inquire into the powers of Borrower or its officers, Members, or agents acting or purporting to act on its behalf, and the above described indebtedness which was created in reliance upon the professed exercise of such powers is hereby guaranteed. Guarantors agree to pay a reasonable attorney's fee and all other costs and expenses which may be incurred by Korte in the enforcement of this guarantee.

Guarantors hereby irrevocably and unconditionally waive all of the benefits and provisions of Arizona Revised Statutes, ss.12-1641, and any amendment thereto.

Further, as inducement for Korte to loan 3Pea Technologies, Inc. the sum of $500,000.00, Guarantors agree to cause 3Pea Technologies, Inc., to have a life insurance policy issued insuring the life of both Mark R. Newcomer and Daniel H. Spence as Insured under the policy and agreeing to pay a Death Benefit to Korte, as a named Beneficiary under the policy, sufficient to satisfy the loan upon the death of Mark R. Newcomer and/or Daniel H. Spence, until such time as the loan owing by 3Pea Technologies, Inc. to Korte is paid in full.

IN WITNESS WHEREOF the undersigned Guarantors have executed this guarantee this 6th day of October, 2004.

By: /S/ Mark R. Newcomer

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         Mark R. Newcomer, Guarantor

By: /S/ Daniel H. Spence

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        Daniel H. Spence, Guarantor